Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Reports Third Quarter 2017 Financial Results; Reaffirms 2017 Guidance and Long-Term Expectations

Highlights

•	Reaffirming 2017 guidance and average annual growth of 8% to 10% in Adjusted EPS and Consolidated Free Cash Flow through 2020

•
Results were adversely affected by a higher quarterly tax rate and recent hurricanes in the Caribbean; Diluted EPS was $0.23, a $0.03 decrease compared to the third quarter of 2016 and Adjusted EPS was $0.24, an $0.08 decrease compared to the third quarter of 2016

•	On track to achieve $400 million in annual cost savings and revenue enhancements by year-end 2020 and aggressively evaluating additional opportunities

•	Significantly increasing asset sales target and now expects to realize $2 billion in proceeds from 2018 through 2020

ARLINGTON, Va., November 2, 2017 – The AES Corporation (NYSE: AES) today reported financial results for the three months ended September 30, 2017.

Third quarter 2017 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.23, a decrease of $0.03 compared to the third quarter of 2016, reflecting a higher quarterly tax rate and the impact of recent hurricanes. These impacts were partially offset by unrealized foreign currency gains and lower impairment expense. Third quarter 2017 Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) decreased $0.08 to $0.24, reflecting a $0.05 impact from a higher quarterly adjusted effective tax rate of 35% versus 23% in the third quarter of 2016 and a $0.02 impact largely for the reserves booked for hurricane-related damages to the Company's businesses in Puerto Rico and the U.S. Virgin Islands. On a full year 2017 basis, the Company continues to expect a $0.03 to $0.05 impact of recent hurricanes in the Caribbean and a full year 2017 adjusted effective tax rate of 31% to 33%.

"We are upsizing our asset sales target in order to accelerate our strategy and now expect to realize $2 billion of proceeds from 2018 to 2020. Further, while we are on track to achieve $400 million in annual cost savings and revenue enhancements by 2020 is on track, we are aggressively reviewing our cost structure and see potential for additional improvement," said Andrés Gluski, AES President and Chief Executive Officer. "These initiatives will allow us to continue to simplify our business mix and redeploy capital to deliver an attractive total return to shareholders."

"Based on our year-to-date performance and outlook, we are reaffirming our 2017 guidance and expectations through 2020," said Tom O'Flynn, AES Executive Vice President and Chief Financial Officer. "As a result of our growing cash flow and continued Parent debt pay down, including $300 million this year, we expect to achieve investment grade credit status by 2020."

Consolidated Net Cash Provided by Operating Activities for the third quarter of 2017 was $735 million, a decrease of $84 million compared to the third quarter of 2016. This decrease was primarily driven by higher working capital requirements at the Company's Brazil, US, and Mexico, Central America and the Caribbean (MCAC) Strategic Business Units (SBU), which more than offset higher consolidated margins. Third quarter 2017 Consolidated Free Cash Flow (a non-GAAP financial measure) decreased $64 million to $601 million, compared to the third quarter of 2016, primarily due to the same drivers as Consolidated Net Cash Provided by Operating Activities.

Table 1: Key Financial Results

	Third Quarter		Year-to-Date September 30,		Full Year 2017 Guidance
$ in Millions, Except Per Share Amounts	2017	2016	2017	2016
Diluted EPS from Continuing Operations	$0.23	$0.26	$0.27	$0.31	N/A
Adjusted EPS [1]	$0.24	$0.32	$0.66	$0.64	$1.00-$1.10 [2]
Consolidated Net Cash Provided by Operating Activities	$735	$819	$1,689	$2,182	$2,000-$2,800
Consolidated Free Cash Flow [1]	$601	$665	$1,253	$1,709	$1,400-$2,000

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

[2]	On October 9, 2017, the Company announced that it expected to be in the lower half of the range.

Guidance and Expectations
The Company is reaffirming its 2017 guidance and expectations through 2020. As disclosed on October 9, 2017, the Company expects its Adjusted EPS to be in the lower half of the range due to the $0.03 to $0.05 full year impact of recent hurricanes in the Caribbean.

Table 2: Guidance and Expectations

$ in Millions, Except Per Share Amounts	2017 Guidance	2020 Expectations
Adjusted EPS [1,2]	$1.00-$1.10	8%-10% growth from mid-point of 2016 guidance of $0.95-$1.05
Consolidated Net Cash Provided by Operating Activities	$2,000-$2,800	N/A
Consolidated Free Cash Flow [1]	$1,400-$2,000	8%-10% growth from mid-point of 2016 expectation of $1,300-$2,200

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

[2]
The Company is not able to provide a corresponding GAAP equivalent for its Adjusted EPS guidance. In providing its full year 2017 Adjusted EPS guidance, the Company notes that there could be differences between expected reported earnings and estimated operating earnings, including the items listed below. Therefore, management is not able to estimate the aggregate impact, if any, of these items on reported earnings. As of September 30, 2017, the impact of these items was as follows: (a) unrealized gains or losses related to derivative transactions represent a gain of $5 million, (b) unrealized foreign currency gains or losses represent a gain of $34 million, (c) gains or losses and associated benefits and costs due to dispositions and acquisitions of business interests, including early plant closures, and the tax impact of the repatriation of sales proceeds represent a loss of $83 million, (d) losses due to impairments of $182 million and (e) gains, losses and costs due to the early retirement of debt represent a loss of $29 million.

The Company expects 8% to 10% average annual growth in Parent Free Cash Flow (a non-GAAP financial metric) through 2020 from the mid-point of its 2016 expectation of $525 to $625 million. Subject to Board approval, and in line with this reaffirmed expectation, the Company continues to expect its shareholder dividend to grow 8% to 10% annually on average, as well.

The Company's 2017 guidance is based on foreign currency and commodity forward curves as of September 30, 2017. The Company's expectations through 2020 are based on foreign currency and commodity forward curves as of December 31, 2016.

Additional Highlights

•	In July 2017, the Company and Siemens announced the formation of Fluence, a joint venture to sell the companies' energy storage platforms in more than 160 countries.

◦	The transaction is expected to close in the fourth quarter of 2017, subject to customary regulatory approvals.

•
In September 2017, as a result of Hurricanes Irma and Maria, the Company sustained modest damage to its 24 MW Ilumina solar plant and minor damage to its 524 MW AES Puerto Rico coal-fired plant, both located in Puerto Rico. Although the transmission lines are out of service, both plants are available to generate electricity and meet their obligations under their Power Purchase Agreements (PPA). The Company's 5 MW USVI Solar I plant in the U.S. Virgin Islands was materially damaged.

◦
As disclosed in October 2017, the full year impact on the Company's 2017 Adjusted EPS is expected to be $0.03 to $0.05, which is related to the damage to the three plants, business interruption and deductibles under the Company's captive insurance policy. In the third quarter of 2017 the Company recorded an impact of $0.02, largely attributable to reserves booked for hurricane-related damages.

◦
AES Puerto Rico continues to work closely with first responders, including FEMA, the Puerto Rican Electric Power Authority (PREPA) and all levels of government in Puerto Rico, to put existing electric infrastructure assets back on-line to help restore electric service as soon as possible.

◦	AES Puerto Rico has offered emergency power and diesel to municipalities, hospitals and police departments.

◦	AES Puerto Rico donated and helped distribute thousands of gallons of water and canned food to both AES people and local municipalities.

•	In September 2017, the Company completed two new lithium-ion battery-based energy storage projects, for a total of 20 MW, in the Dominican Republic.

◦	The two projects played a key role in maintaining grid reliability in September 2017 when Hurricanes Irma and Maria struck the Dominican Republic.

•	In the third quarter of 2017, the Company invested in long-term renewable growth projects with attractive returns.

◦	In July 2017, the Company and Alberta Investment Management Corporation (AIMCo) closed the acquisition of FTP Power LLC (sPower).

◦	In July 2017, the Company signed an agreement to acquire the 306 MW Mesa La Paz wind development project in Mexico. Subsequently, the Company contracted the project under a 25-year PPA.

◦
Utilizing the debt capacity at Tiete in Brazil, in September 2017, the Company finalized the acquisition of the 75 MW Boa Hora solar project and signed an agreement to acquire the 150 MW Bauru solar project. Both of these projects are contracted under 20-year PPAs.

•	In October 2017, the Public Utilities Commission of Ohio approved DPL's Electric Security Plan (ESP), in line with the terms in the previously executed Stipulation Agreement.

•	The Company currently has 4,795 MW of capacity under construction and expected to come on-line through 2021.

•
The Company is on track to achieve its previously disclosed target of $400 million in annual run-rate cost savings and revenue enhancements by 2020. This includes $250 million already realized through December 2016 and the remaining $150 million to be realized through 2020.

Non-GAAP Financial Measures
See Non-GAAP Financial Measures for definitions of Consolidated Free Cash Flow, Adjusted Earnings Per Share and Adjusted Pre-Tax Contributions, as well as reconciliations to the most comparable GAAP financial measures.
Attachments
Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information 2016 Financial Guidance Elements and 2017 Financial Guidance Elements.

Conference Call Information
AES will host a conference call on Thursday, November 2, 2017 at 9:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 9189879. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES
The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 16 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 19,000 people is committed to operational excellence and meeting the world’s changing power needs.  Our 2016 revenues were $14 billion and we own and manage $36 billion in total assets.  To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2016 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Any Stockholder who desires a copy of the Company’s 2016 Annual Report on Form 10-K dated on or about February 27, 2017 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

#

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Revenue:
Regulated	$1,793	$1,785	$5,157	$4,926
Non-Regulated	1,839	1,757	5,437	5,116
Total revenue	3,632	3,542	10,594	10,042
Cost of Sales:
Regulated	(1,574)	(1,623)	(4,640)	(4,521)
Non-Regulated	(1,347)	(1,231)	(3,980)	(3,750)
Total cost of sales	(2,921)	(2,854)	(8,620)	(8,271)
Operating margin	711	688	1,974	1,771
General and administrative expenses	(52)	(40)	(155)	(135)
Interest expense	(353)	(354)	(1,034)	(1,086)
Interest income	101	110	291	365
Loss on extinguishment of debt	(49)	(16)	(44)	(12)
Other expense	(47)	(13)	(95)	(42)
Other income	18	18	105	43
Gain (loss) on disposal and sale of businesses	(1)	—	(49)	30
Asset impairment expense	(2)	(79)	(260)	(473)
Foreign currency transaction gains (losses)	21	(20)	13	(16)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	347	294	746	445
Income tax expense	(110)	(75)	(270)	(165)
Net equity in earnings of affiliates	24	11	33	25
INCOME FROM CONTINUING OPERATIONS	261	230	509	305
Loss from operations of discontinued businesses, net of income tax benefit of $4 for the nine months ended September 30, 2016	—	(1)	—	(7)
Net loss from disposal and impairments of discontinued businesses, net of income tax benefit of $401 for the nine months ended September 30, 2016	—	—	—	(382)
NET INCOME (LOSS)	261	229	509	(84)
Less: Net income attributable to noncontrolling interests and redeemable stock of subsidiaries	(109)	(54)	(328)	(97)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$152	$175	$181	$(181)
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$152	$176	$181	$208
Loss from discontinued operations, net of tax	—	(1)	—	(389)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$152	$175	$181	$(181)
BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.23	$0.26	$0.28	$0.31
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—	—	(0.59)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.23	$0.26	$0.28	$(0.28)
DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.23	$0.26	$0.27	$0.31
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—	—	(0.59)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.23	$0.26	$0.27	$(0.28)
DILUTED SHARES OUTSTANDING	663	662	662	662
DIVIDENDS DECLARED PER COMMON SHARE	$0.12	$0.11	$0.24	$0.22

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2017	2016	2017	2016
REVENUE
US	$852	$916	$2,445	$2,582
Andes	689	667	1,979	1,864
Brazil	1,085	1,027	3,106	2,761
MCAC	630	547	1,851	1,596
Eurasia	380	386	1,204	1,249
Corporate, Other and Inter-SBU eliminations	(4)	(1)	9	(10)
Total Revenue	$3,632	$3,542	$10,594	$10,042

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2017	December 31, 2016
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,398	$1,305
Restricted cash	437	278
Short-term investments	563	798
Accounts receivable, net of allowance for doubtful accounts of $90 and $111, respectively	2,357	2,166
Inventory	660	630
Prepaid expenses	89	83
Other current assets	1,080	1,151
Current assets of held-for-sale businesses	76	—
Total current assets	6,660	6,411
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	798	779
Electric generation, distribution assets and other	29,916	28,539
Accumulated depreciation	(10,199)	(9,528)
Construction in progress	3,841	3,057
Property, plant and equipment, net	24,356	22,847
Other Assets:
Investments in and advances to affiliates	1,164	621
Debt service reserves and other deposits	786	593
Goodwill	1,157	1,157
Other intangible assets, net of accumulated amortization of $563 and $519, respectively	474	359
Deferred income taxes	760	781
Service concession assets, net of accumulated amortization of $182 and $114, respectively	1,382	1,445
Other noncurrent assets	2,095	1,905
Total other assets	7,818	6,861
TOTAL ASSETS	$38,834	$36,119
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,091	$1,656
Accrued interest	353	247
Accrued and other liabilities	2,020	2,066
Non-recourse debt, includes $439 and $273, respectively, related to variable interest entities	2,257	1,303
Current liabilities of held-for-sale businesses	15	—
Total current liabilities	6,736	5,272
NONCURRENT LIABILITIES
Recourse debt	4,954	4,671
Non-recourse debt, includes $1,305 and $1,502, respectively, related to variable interest entities	14,822	14,489
Deferred income taxes	742	804
Pension and other postretirement liabilities	1,387	1,396
Other noncurrent liabilities	3,047	3,005
Total noncurrent liabilities	24,952	24,365
Commitments and Contingencies (see Note 8)
Redeemable stock of subsidiaries	967	782
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 816,312,913 issued and 660,386,566 outstanding at September 30, 2017 and 816,061,123 issued and 659,182,232 outstanding at December 31, 2016)	8	8
Additional paid-in capital	8,670	8,592
Accumulated deficit	(934)	(1,146)
Accumulated other comprehensive loss	(2,666)	(2,756)
Treasury stock, at cost (155,926,347 and 156,878,891 shares at September 30, 2017 and December 31, 2016, respectively)	(1,892)	(1,904)
Total AES Corporation stockholders’ equity	3,186	2,794
NONCONTROLLING INTERESTS	2,993	2,906
Total equity	6,179	5,700
TOTAL LIABILITIES AND EQUITY	$38,834	$36,119

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income (loss)	$261	$229	$509	$(84)
Adjustments to net income (loss):
Depreciation and amortization	303	291	884	877
Loss (gain) on sales and disposals of businesses	1	—	49	(30)
Impairment expenses	2	79	260	475
Deferred income taxes	15	(32)	(3)	(475)
Provisions for contingencies	7	7	30	28
Loss on extinguishment of debt	49	16	44	12
Loss on sales of assets	15	12	34	26
Impairments of discontinued operations	—	—	—	783
Other	(33)	27	61	106
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	(159)	(31)	(279)	335
(Increase) decrease in inventory	(23)	24	(66)	36
(Increase) decrease in prepaid expenses and other current assets	(16)	197	140	670
(Increase) decrease in other assets	(111)	(65)	(266)	(237)
Increase (decrease) in accounts payable and other current liabilities	296	(10)	162	(567)
Increase (decrease) in income tax payables, net and other tax payables	57	(15)	(4)	(270)
Increase (decrease) in other liabilities	71	90	134	497
Net cash provided by operating activities	735	819	1,689	2,182
INVESTING ACTIVITIES:
Capital expenditures	(464)	(515)	(1,587)	(1,770)
Acquisitions of businesses, net of cash acquired, and equity method investments	(604)	(50)	(606)	(61)
Proceeds from the sale of businesses, net of cash sold, and equity method investments	6	1	39	157
Sale of short-term investments	1,012	985	2,942	3,747
Purchase of short-term investments	(797)	(991)	(2,673)	(3,797)
Increase in restricted cash, debt service reserves. and other assets	(299)	19	(311)	(123)
Other investing	(28)	8	(86)	(22)
Net cash used in investing activities	(1,174)	(543)	(2,282)	(1,869)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	951	415	1,489	1,079
Repayments under the revolving credit facilities	(327)	(175)	(851)	(856)
Issuance of recourse debt	500	—	1,025	500
Repayments of recourse debt	(493)	(197)	(1,353)	(808)
Issuance of non-recourse debt	871	584	2,703	2,118
Repayments of non-recourse debt	(749)	(666)	(1,731)	(1,720)
Payments for financing fees	(16)	(31)	(96)	(86)
Distributions to noncontrolling interests	(79)	(120)	(263)	(356)
Contributions from noncontrolling interests and redeemable security holders	15	60	59	154
Proceeds from the sale of redeemable stock of subsidiaries	—	—	—	134
Dividends paid on AES common stock	(80)	(73)	(238)	(218)
Payments for financed capital expenditures	(39)	(21)	(100)	(108)
Purchase of treasury stock	—	—	—	(79)
Proceeds from sales to noncontrolling interests	60	—	60	—
Other financing	—	9	(26)	(12)
Net cash provided by (used in) financing activities	614	(215)	678	(258)
Effect of exchange rate changes on cash	3	(1)	9	7
(Increase) decrease in cash of discontinued operations and held-for-sale businesses	7	—	(1)	6
Total increase in cash and cash equivalents	185	60	93	68
Cash and cash equivalents, beginning	1,213	1,265	1,305	1,257
Cash and cash equivalents, ending	$1,398	$1,325	$1,398	$1,325
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$185	$222	$797	$837
Cash payments for income taxes, net of refunds	$73	$78	$291	$425
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired through capital lease and other liabilities	$—	$—	$—	$5
Reclassification of Alto Maipo loans and accounts payable into equity	$—	$—	$279	$—

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES

(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to AES excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses and associated benefits and costs due to dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, (d) losses due to impairments, and (e) gains, losses and costs due to the early retirement of debt. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses and associated benefits and costs due to dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, (d) losses due to impairments, and (e) gains, losses and costs due to the early retirement of debt.
The GAAP measure most comparable to adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to adjusted EPS is diluted earnings per share from continuing operations. We believe that adjusted PTC and adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests or retire debt, which affect results in a given period or periods. In addition, for adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.
For the year beginning January 1, 2017, the Company changed the definition of adjusted PTC and adjusted EPS to exclude associated benefits and costs due to acquisitions, dispositions, and early plant closures; including the tax impact of decisions made at the time of sale to repatriate sales proceeds. We believe excluding these benefits and costs better reflect the business performance by removing the variability caused by strategic decisions to dispose or acquire business interests or close plants early. The Company has also reflected these changes in the comparative period.

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016			Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	Net of NCI(12)	Per Share (Diluted) Net of NCI(12)		Net of NCI(12)	Per Share(Diluted) Net of NCI(12)		Net of NCI(12)	Per Share (Diluted) Net of NCI(12)		Net of NCI(12)	Per Share (Diluted) Net of NCI(12)
	(in millions, except per share amounts)
Income from Continuing Operations, Net of Tax, Attributable to AES and Diluted EPS	$152	$0.23		$176	$0.26		$181	$0.27		$208	$0.31
Add: Income Tax Expense from Continuing Operations Attributable to AES	71			47			144			66
Pre-Tax Contribution	$223			$223			$325			$274
Adjustments
Unrealized Derivative Losses (Gains)	$(8)	$(0.01)		$5	$—		$(7)	$(0.01)		$1	$—
Unrealized Foreign Currency Transaction Losses (Gains)	(21)	(0.03)		3	0.01		(54)	(0.07)		12	0.01
Disposition/Acquisition Losses (Gains)	1	—		(3)	—		107	0.16	(1)	(5)	—	(2)
Impairment Expense	2	—		24	0.03	(3)	264	0.40	(4)	309	0.47	(5)
Losses on Extinguishment of Debt	48	0.07	(6)	20	0.04	(7)	43	0.06	(8)	26	0.05	(9)
Less: Net Income Tax Benefit		(0.02)	(10)		(0.02)			(0.15)	(11)		(0.20)	(11)
Adjusted PTC and Adjusted EPS	$245	$0.24		$272	$0.32		$678	$0.66		$617	$0.64
_____________________________

(1)
Amount primarily relates to loss on sale of Kazakhstan CHPs of $48 million, or $0.07 per share, realized derivative losses associated with the sale of Sul of $38 million, or $0.06 per share; costs associated with early plant closure of DPL of $20 million, or $0.03 per share.

(2)	Net impact of zero relates to the gain on sale of DPLER of $22 million, or $0.03 per share; offset by the loss on deconsolidation of UK Wind of $20 million, or $0.03 per share.

(3)	Amount primarily relates to the asset impairment at Buffalo Gap I of $78 million ($23 million, or $0.03 per share, net of NCI).

(4)
Amount primarily relates to asset impairment at Kazakhstan hydroelectric plants of $92 million, or $0.14 per share, at Kazakhstan CHPs of $94 million, or $0.14 per share, and DPL of $66 million, or $0.10 per share.

(5)
Amount primarily relates to asset impairments at DPL of $235 million, or $0.36 per share; $159 million at Buffalo Gap II ($49 million, or $0.07 per share, net of NCI); and $78 million at Buffalo Gap I ($23 million, or $0.03 per share, net of NCI).

(6)	Amount primarily relates to the losses on early retirement of debt at the Parent Company of $38 million, or $0.06 per share

(7)
Amount primarily relates to losses on early retirement of debt at the Parent Company of $17 million, or $0.02 per share; and an adjustment of $5 million, or $0.01 per share to record the DP&L redeemable preferred stock at its redemption value.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES

(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

(8)
Amount primarily relates to losses on early retirement of debt at the Parent Company of $92 million, or $0.14 per share, partially offset by the the gain on early retirement of debt at Alicura of $65 million, or $0.10 per share.

(9)
Amount primarily relates to losses on early retirement of debt at the Parent Company of $19 million, or $0.03 per share; and an adjustment of $5 million, or $0.01 per share, to record the DP&L redeemable preferred stock at its redemption value.

(10)	Amount primarily relates to the income tax benefit associated with losses on early retirement of debt of $16 million, or $0.02 per share in the three months ended September 30, 2017.

(11)
Amount primarily relates to the income tax benefit associated with asset impairment losses of $82 million, or $0.12 per share and $123 million, or $0.19 per share in the nine months ended September 30, 2017 and 2016, respectively.

(12)	NCI is defined as Noncontrolling Interests

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company.
The Company's non-GAAP metrics are Consolidated Free Cash Flow, Adjusted Pretax contribution (“Adjusted PTC”) and Adjusted Earnings Per Share (“Adjusted EPS”) used by management and external users of our consolidated financial statements such as investors, industry analysts and lenders.
Consolidated Free Cash Flow (“Free Cash Flow”) is defined as cash flows from operating activities (adjusted for service concession asset capital expenditures), less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. The company also excludes environmental capital expenditures that are expected to be recovered through regulatory, contractual or other mechanisms.
The GAAP measure most comparable to Free Cash Flow is net cash provided by operating activities. We believe that Free Cash Flow is a useful measure for evaluating our financial condition because it represents the amount of cash generated by the business after the funding of maintenance capital expenditures that may be available for investing in growth opportunities or for repaying debt.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in millions)
Reconciliation of Total Capital Expenditures for Free Cash Flow Calculation Below:

Maintenance Capital Expenditures	$140	$144	$434	$464
Environmental Capital Expenditures	18	43	57	198
Growth Capital Expenditures	345	349	1,196	1,216
Total Capital Expenditures	$503	$536	$1,687	$1,878

Reconciliation of Free Cash Flow
Consolidated Operating Cash Flow	$735	$819	$1,689	$2,182
Add: Capital Expenditures Related to Service Concession Assets (1)	3	1	5	27
Less: Maintenance Capital Expenditures, net of reinsurance proceeds	(129)	(144)	(423)	(464)
Less: Non-Recoverable Environmental Capital Expenditures (2)	(8)	(11)	(18)	(36)
Free Cash Flow	$601	$665	$1,253	$1,709

(1)	Service concession asset expenditures are included in net cash provided by operating activities, but are excluded from the free cash flow non-GAAP metric.

(2)
Excludes IPALCO’s recoverable environmental capital expenditures of $10 million and $32 million for the three months ended September 30, 2017 and September 30, 2016, respectively, as well as, $39 million and $162 million for the nine months ended September 30, 2017 and 2016 respectively.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	Actual	Actual	Actual	Actual
Subsidiary distributions (1) to Parent & QHCs	$1,170	$1,274	$1,236	$1,112
Returns of capital distributions to Parent & QHCs	80	82	30	46
Total subsidiary distributions & returns of capital to Parent	$1,250	$1,356	$1,266	$1,158
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	Actual	Actual	Actual	Actual
Subsidiary distributions (1) to Parent & QHCs	$160	$375	$209	$426
Returns of capital distributions to Parent & QHCs	2	66	0	12
Total subsidiary distributions & returns of capital to Parent	$162	$441	$209	$438
Parent Company Liquidity (2)
(in millions)	Balance at
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs (3)	$81	$127	$52	$100
Availability under credit facilities	551	1,093	667	794
Ending liquidity	$632	$1,220	$719	$894

(1)
Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)
Parent Company Liquidity is defined as cash at the Parent Company plus available borrowings under existing credit facility plus cash at qualified holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.

(3)
The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

THE AES CORPORATION
2016 FINANCIAL GUIDANCE ELEMENTS1

2016 Financial Guidance
As of 11/4/16
Income Statement Guidance
Adjusted Earnings Per Share [2]	$0.95-$1.05
Cash Flow Guidance
Consolidated Net Cash Provided by Operating Activities	$2,000-$2,900 million
Reconciliation of Free Cash Flow Guidance
Consolidated Net Cash Provided by Operating Activities	$2,000-$2,900 million
Less: Maintenance Capital Expenditures	$600-$800 million
Free Cash Flow [3]	$1,300-$2,200 million

[1]	2016 Guidance is based on expectations for future foreign exchange rates and commodity prices as of September 30, 2016.

[2]
Adjusted Earnings Per Share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, d) losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP.

[3]
Free Cash Flow is reconciled above. Free Cash Flow (a non-GAAP financial measure) is defined as net cash from operating activities (adjusted for service concession asset capital expenditures) less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash generated by the business after the funding of maintenance capital expenditures that may be available for investing in growth opportunities or for repaying debt. Free cash flow should not be construed as an alternative to net cash from operating activities, which is determined in accordance with GAAP.

THE AES CORPORATION
2017 FINANCIAL GUIDANCE ELEMENTS1

2017 Financial Guidance
As of 11/2/17
Income Statement Guidance
Adjusted Earnings Per Share [2]	$1.00-$1.10
Cash Flow Guidance
Consolidated Net Cash Provided by Operating Activities	$2,000-$2,800 million
Consolidated Free Cash Flow [3]	$1,400-$2,000 million
Reconciliation of Free Cash Flow Guidance
Consolidated Net Cash from Operating Activities	$2,000-$2,800 million
Less: Maintenance Capital Expenditures	$600-$800 million
Consolidated Free Cash Flow [3]	$1,400-$2,000 million

[1]	2017 Guidance is based on expectations for future foreign exchange rates and commodity prices as of September 30, 2017.

[2]
Adjusted Earnings Per Share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses and associated benefits and costs due to dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, (d) losses due to impairments, and (e) gains, losses and costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP.

[3]
Free Cash Flow is reconciled above. Free Cash Flow (a non-GAAP financial measure) is defined as net cash from operating activities (adjusted for service concession asset capital expenditures) less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash generated by the business after the funding of maintenance capital expenditures that may be available for investing in growth opportunities or for repaying debt. Free cash flow should not be construed as an alternative to net cash from operating activities, which is determined in accordance with GAAP.